Exhibit 99.1

Coherus BioSciences Reports First Quarter 2015 Financial and Operating Results

Pegfilgrastim Progressing to BLA-Enabling Studies

REDWOOD CITY, Calif., May 11, 2015 — Coherus BioSciences, Inc. (Nasdaq: CHRS), a leading pure-play, global biosimilars company with late-stage clinical products, today reported financial results and reviewed corporate events for the first quarter ended March 31, 2015.

Highlights include:

•	CHS-1701 (pegfilgrastim (Neulasta®) biosimilar): In March 2015, Coherus initiated a pivotal pharmacokinetic (PK) and pharmacodynamic (PD) study, which, if positive, could support the filing of a 351(k) biologics license application (BLA) in the fourth quarter of 2015 or first quarter of 2016. An additional immunogenicity study is planned in healthy volunteers pursuant to this BLA and is projected to be concluded in 2015 to support submission of the BLA.

•	CHS-0214 (etanercept (Enbrel®) biosimilar): In April 2015, Coherus obtained positive results of a repeat Phase 1 PK bioequivalence study. This study was initiated due to the change in the manufacturing location from the United States to the European Union (E.U.) for the CHS-0214 biosimilar candidate, and compared the E.U. produced CHS-0214 to a lot of Enbrel manufactured in Europe.

•	In May 2015, Coherus completed the enrollment for CHS-0214 Phase 3 clinical studies in rheumatoid arthritis and in psoriasis for which Coherus received a $35 million milestone payment from Baxter.

•	In April 2015, with Baxter, Coherus announced an amendment to its CHS-0214 etanercept biosimilar collaboration agreement. In aggregate, the revised milestone payments may exceed the previous Baxter funding obligations by approximately $12 million.

•	In April 2015, Coherus consummated a follow-on public offering of $120.0 million of common stock, raising approximately $112.2 million in net proceeds.

“Coherus started the year with an excellent first quarter, including initiation of a BLA-enabling study for our pegfilgrastim biosimilar candidate. Additionally, we expanded our etanercept biosimilar candidate collaboration with Baxter which now includes select pre-commercialization activities,” said Denny Lanfear, president and chief executive officer of Coherus. “From the proceeds of our follow-on public offering, we continue to work on additional second wave pipeline products beyond our initial three first wave products.”

First Quarter 2015 Financial Results

Total revenue for the first quarter 2015 was $5.8 million, as compared to $3.6 million in the first quarter of 2014. The higher revenue over the same period in 2014 was due to the recognition of increased Baxter collaboration revenue.

Research and development (R&D) expenses for the first quarter 2015 were $36.5 million compared with $13.9 million for the same period in 2014. Increases in R&D expenses were mainly attributable to an increase in program costs associated with the advancement of Coherus’ late-stage clinical product candidates, CHS-0214 and CHS-1701, as well as increased personnel expenses.

General and administrative (G&A) expenses for the first quarter 2015 were $6.1 million, compared to $3.4 million for the same period in 2014. Increases in G&A expenses were mainly attributable to increased legal and accounting services and increased employee-related expenses in support of being a public company.

Net loss attributable to Coherus for the first quarter 2015 was $40.7 million, or $1.22 per share, compared to $25.2 million, or $6.03 per share, for the same period in 2014.

Cash and cash equivalents totaled $115.1 million as of March 31, 2015, compared to $150.4 million as of December 31, 2014. In April 2015, Coherus received approximately $112.2 million in net proceeds from its follow-on public offering.

Anticipated Near Term Milestones

•	CHS-1701 (pegfilgrastim biosimilar): File 351(k) BLA in U.S. in the fourth quarter of 2015 or the first quarter of 2016.

•	CHS-1420 (adalimumab biosimilar): Initiate PK bioequivalence bridging study in 2015 with Phase 3 drug material; initiate Phase 3 clinical study in psoriasis in mid-2015; file BLA in the United States in the second half of 2016.

•	CHS-0214 (etanercept biosimilar): File Marketing Authorization Application (MAA) in E.U. in 2016.

Conference Call Information

When: May 11, 2015, 1:30 p.m. PT

Dial-in: 844-452-6826 (domestic) or 765-507-2587 (international)

Conference ID: 40598146

Webcast: http://investors.coherus.com

Please join the conference call at least 10 minutes early to register.

The webcast of the conference call will be available for replay through May 25, 2015.

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company with a focus on developing products for the major regulated markets. Composed of a team of industry veterans with decades of experience in bringing biologics to market, our goal is to become a worldwide leader in the biosimilar market by leveraging our biologics platform in key areas such as process science, analytical characterization, protein production and clinical-regulatory development. Coherus possesses late stage clinical products and commercialization partnerships with multinational pharmaceutical companies in Europe and Asia.

Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, clinical studies, product development, release of data and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ expectations regarding its ability to advance its CHS-1701, CHS-0214 and CHS-1420 biosimilar drug candidates, initiate the Phase 3 clinical study in psoriasis for CHS-1420, recruit patients in BLA-enabling studies for CHS-1701, file BLAs for CHS-1701 and CHS-1420 in the U.S., file an MAA for CHS-0214 in the E.U., receive milestone payments under its collaboration agreement with Baxter and advance Coherus’ product pipeline. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission on May 11, 2015, and its future periodic reports to be filed with the Securities and Exchange Commission.

Enbrel® and Neulasta® are registered trademarks of Amgen Inc.

Coherus BioSciences, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Revenue:
Collaboration and license revenue	$5,810	$3,090
Collaboration and license revenue - related party (1)	—	506

Total revenue	5,810	3,596
Operating expenses:
Research and development	36,467	13,936
General and administrative	6,091	3,421

Total operating expenses	42,558	17,357

Loss from operations	(36,748)	(13,761)
Interest expense	—	(2,741)
Other expense, net	(4,091)	(8,668)

Net loss	(40,839)	(25,170)
Net loss attributable to non-controlling interest	114	—

Net loss attributable to Coherus	$(40,725)	$(25,170)

Net loss per share attributable to Coherus, basic and diluted	$(1.22)	$(6.03)

Weighted-average number of shares used in computing net loss per share attributable to Coherus, basic and diluted	33,377,298	4,177,230

(1)	Represents revenue from Daiichi Sankyo Company, a holder of more than 10% of our common stock until the closing of our initial public offering on November 12, 2014.

Coherus BioSciences, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Cash and cash equivalents	$115,136	$150,392
Other assets	38,017	36,829

Total assets	$153,153	$187,221

Liabilities and Stockholders’ Equity
Deferred revenue	57,203	62,699
Other liabilities	57,957	57,765
Total stockholders’ equity	37,993	66,757

Total liabilities and stockholders’ equity	$153,153	$187,221

CONTACT:	Susanna Chau
Investor Relations
Coherus BioSciences, Inc.
schau@coherus.com
+1 (650) 649-3577